Exhibit 3.1

Delaware	Page 1

The First State
I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “ALIMERA SCIENCES, INC.” AS RECEIVED AND FILED IN THIS OFFICE.
THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
RESTATED CERTIFICATE, FILED THE TWENTY-SIXTH DAY OF APRIL, A.D. 2010, AT 1:24 O`CLOCK P.M.
CERTIFICATE OF DESIGNATION, FILED THE FIRST DAY OF OCTOBER, A.D. 2012, AT 2:09 O`CLOCK P.M.
CERTIFICATE OF DESIGNATION, FILED THE TWELFTH DAY OF DECEMBER, A.D. 2014, AT 9:24 O`CLOCK A.M.
CERTIFICATE OF AMENDMENT, FILED THE SIXTEENTH DAY OF NOVEMBER, A.D. 2016, AT 7 O`CLOCK P.M.
CERTIFICATE OF DESIGNATION, FILED THE FOURTH DAY OF SEPTEMBER, A.D. 2018, AT 4:12 O`CLOCK P.M.
3666427 8100X Authentication: 203360003
SR# 20186491387 Date: 09-04-18
You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware	Page 2

The First State

CERTIFICATE OF DESIGNATION, FILED THE FOURTH DAY OF
SEPTEMBER, A.D. 2018, AT 5:09 O`CLOCK P.M.

3666427 8100X Authentication: 203360003
SR# 20186491387 Date: 09-04-18
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:27 PM 04/26/2010
FILED 01:24 PM 04/26/2010
SRV 100422463 - 3666427 FILE
RESTATED CERTIFICATE OF INCORPORATION
OF
ALIMERA SCIENCES, INC.
a Delaware corporation
(Pursuant to Sections 242 and 245 of
the Delaware General Corporation Law)
Alimera Sciences, Inc., a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law.
DOES HEREBY CERTIFY:
FIRST:    That the name of this corporation is Alimera Sciences, Inc. and that this corporation was originally incorporated pursuant to the Delaware General Corporation Law on June 4, 2003, under the name Alimera Sciences, Inc.
SECOND:    That the Board of Directors duly adopted resolutions proposing to amend and restate the Restated Certificate of Incorporation of this corporation filed with the Delaware Secretary of State on August 25, 2009, as amended (the "Prior Restated Certificate"), declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor. which resolution setting forth the proposed amendment and restatement is as follows:
RESOLVED, that the Prior Restated Certificate of this corporation be amended and restated in its entirety as follows (as so amended and restated, this "Restated Certificate of Incorporation'):
ARTICLE I
The name of the corporation is Alimera Sciences, Inc. (the "Corporation-).
ARTICLE II
The address of the registered office of this corporation in the State of Delaware is 1209 Orange Street, Corporation Trust Center, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.
ARTICLE III
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV
The Corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is one hundred million (100,000,000) par value $0.01 per share, and the number of shares of Preferred Stock authorized to be issued is ten million (10,000,000), par value $0.01 per share.
The Board of Directors is authorized, without further stockholder approval and subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by tiling a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation. In case the number of shares of any series shall he so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Preferred Stock Designations) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Preferred Stock Designations).
ARTICLE V
The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
A.The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
B.The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

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C.Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
D.Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the Chief Executive Officer or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Restated Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.
ARTICLE VI
A.Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board and may not be fixed by any other person(s).
B.The Board of Directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes: Class I, Class II and Class Ill. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided, however, that the directors first elected, assigned or appointed to Class I shall serve for a term ending on the Corporation's first annual meeting of stockholders following the effectiveness of this Restated Certificate of Incorporation, the directors first elected, assigned or appointed to Class II shall serve for a term ending on the Corporation's second annual meeting of stockholders following the effectiveness of this Restated Certificate of Incorporation and the directors first elected, assigned or appointed to Class III shall serve for a term ending on the Corporation's third annual meeting of stockholders following the effectiveness of this Restated Certificate of Incorporation. The Board of Directors is authorized to assign members of the Board already in office to such classes as it may determine at the time the classification of the Board of Directors becomes effective. The foregoing notwithstanding, each director shall serve until such director's successor shall have been duly elected and qualified, or until such director's prior death, resignation, retirement, disqualification or other removal.
C.Subject to the rights of the holders of any series of Preferred Stock then outstanding. newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director's successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

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D.Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
E.Subject to the rights or the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE VII
A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.
Any repeal or modification of the foregoing provisions of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.
ARTICLE VIII
The Board of Directors is expressly authorized to adopt, amend or repeal any or all of the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation as prescribed by law; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation (including any Preferred Stock Designation), the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.
ARTICLE IX
In addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital

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stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal the provisions of this Restated Certificate of Incorporation; provided however that any amendment or repeal of Sections C or D of Article V or any provision of Article VI, Article VIII or this Article IX shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

* * * *
THIRD:    That this Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the Delaware General Corporation Law.
FOURTH:    That this Restated Certificate of Incorporation, which restates the provisions of the Corporation's heretofore existing Prior Restated Certificate, in its entirety, has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

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IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation this 26th day of April, 2010.

/s/ C. Daniel Myers
C. Daniel Myers, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:19 PM 10/01/2012
FILED 02:09 PM 10/01/2012
SRV 121085325 - 3666427 FILE
ALIMERA SCIENCES, INC.
CERTIFICATE OF DESIGNATION
OF
SERIES A CONVERTIBLE PREFERRED STOCK
(Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware)
Pursuant to Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), Alimera Sciences, Inc. (the "Corporation"), a corporation organized and existing under the DGCL, in accordance with the provisions of Section 103 thereof, does hereby certify that:
Pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") by the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), the Board of Directors, on September 21, 2012, in accordance with Section 151(g) of the DGCL, duly adopted the following resolution establishing a series of 1,300,000 shares of the Corporation's preferred stock, par value $0.01 per share (the "Preferred Stock"), to be designated as its Series A Convertible Preferred Stock:
RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors hereby establishes a series of Series A Convertible Preferred Stock of the Corporation and hereby states the number of shares, and fixes the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of such series of shares as follows:
SERIES A CONVERTIBLE PREFERRED STOCK
1.Designation; Number of Shares.
(a)    There shall be created from the 10,000,000 shares of Preferred Stock authorized to be issued by the Certificate of Incorporation, a series of Preferred Stock designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), and the authorized number of shares of Preferred Stock constituting the Series A Preferred Stock shall be 1,300,000.
2.Dividends.
(a)Any dividends or distributions declared by the Board of Directors out of funds legally available therefor shall be distributed among the holders of Common Stock and the Series A Preferred Stock on a pro rata basis based on the number of shares of Common Stock held by each (determined on an as-converted to Common Stock basis based on the then-effective Applicable Conversion Price) as of the record date fixed for determining those entitled to receive such distribution.
(b)In the event the Corporation shall declare a distribution on the Common Stock payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution pursuant to this Section 2(b) as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible based on the then-effective Applicable Conversion Price as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.
3.    Liquidation Preferences.
(a)Upon any Liquidation Transaction (as defined below), whether voluntary or involuntary, each holder of outstanding shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to stockholders, whether such assets are capital, surplus or earnings, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock or of any other stock or equity security, an amount in cash, equal to the greater of (i) $40.00 per share of Series A Preferred Stock (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock) (as adjusted, the "Series A Original Issue Price") held by such holder plus any declared but unpaid dividends to which such holder of outstanding shares of Series A Preferred Stock is then entitled, if any, or (ii) the amount each holder of a share of Series A Preferred Stock would be entitled to receive had all shares of Series A Preferred Stock been converted into shares of Common Stock based on the then-effective Applicable Conversion Price immediately prior to such Liquidation Transaction (the amount payable pursuant to this sentence is referred to herein as the "Series A Liquidation Preference Amount"). If, upon any Liquidation Transaction, the funds legally available for distribution to all holders of Series A Preferred Stock shall be insufficient to permit the payment to all such holders of the full Series A Liquidation Preference Amount, then the entire funds legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock ratably in proportion to the full preferential amounts to which they are entitled under this Section 3(a).
(b)Upon any Liquidation Transaction, after payment in full of the distribution required by Section 3(a) above, if any assets remain in the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets and funds legally available therefor distributed ratably among the holders of Common Stock based on the number of shares of Common Stock then held by each.
(c)Unless waived by the holders of at least 70% of the then-outstanding shares of Series A Preferred Stock, voting together as a separate class (a "Series A Supermajority"), the following shall be deemed to constitute a Liquidation Transaction: (A) any acquisition of the Corporation by means of merger, consolidation, stock sale, tender offer, exchange offer or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged or sold, in one transaction or a series of related transactions, for cash, securities, property or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, or any other person or group or affiliated persons and in which the holders of capital stock of the Corporation hold less than a majority of the voting power of the surviving entity and (B) any sale, transfer, exclusive license or lease of all or substantially all of the

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properties or assets of the Corporation and its subsidiaries (each of such transactions in clause (A) and (B), together with an actual liquidation, dissolution or winding up of the Corporation, a "Liquidation Transaction"), provided that none of the following shall be deemed to constitute a Liquidation Transaction: (x) a transaction for which the sole purpose is to change the state of the Corporation's incorporation, (y) a transaction for which the sole purpose is to create a holding company that will hold no assets other than shares of the Corporation and that will have securities with rights preferences, privileges and restrictions substantially similar to those of the Corporation and that are owned in substantially the same proportions by the persons who held such securities of the Corporation, in each case immediately prior to such transaction or (z) a license transaction entered into by the Corporation for the purpose of developing and/or commercializing one or more of the Corporation's products, so long as such license transaction would not be reasonably considered to be a sale or license of all or substantially all of the assets of the Corporation.
(d)At least ten (10) days prior to the occurrence of any Liquidation Transaction, the Corporation will furnish each holder of the Series A Preferred Stock notice at the address for such holder on record with the Corporation or the transfer agent of the Series A Preferred Stock in accordance with Section 6(k) hereof, together with a certificate prepared by the chief financial officer of the Corporation describing in reasonable detail the terms of such Liquidation Transaction, stating in detail to the extent known (if such amounts are not known at the time of such notice, the Board of Directors shall in good faith determine an approximate amount) the amount(s) per share of the Series A Preferred Stock each holder of the Series A Preferred Stock would receive pursuant to the provisions of Section 3 hereof and stating in reasonable detail the facts and assumptions upon which such amounts were determined.
(e)Unless otherwise provided in the definitive documents relating to such Liquidation Transaction, any securities or other consideration to be delivered to the holders of the Corporation's capital stock in connection with a Liquidation Transaction shall be valued as follows:
(i)    If traded on a nationally recognized securities exchange or interdealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) business days prior to the closing;
(ii)If traded over the counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) business days prior to the closing; and
(iii)If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.
4.Redemption.
(a)    The Series A Preferred Stock is not redeemable.
5.Voting Rights; Directors.

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(a)On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of the stockholders of the Corporation, each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible based on the then-effective Applicable Conversion Price (assuming for purposes of this Section 5(a) only, that the then-effective Applicable Conversion Price for such shares of Series A Preferred Stock is $2.95, as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock (the "Voting Conversion Price")) as of the record date for determining stockholders entitled to vote on such matter and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any such stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series A Preferred Stock held by each holder are convertible as of the applicable record date (based on the Voting Conversion Price) shall be rounded down to the nearest whole number.
(b)For as long as the Second Lead Purchaser (as defined in that certain Securities Purchase Agreement dated as of July 17, 2012 and amended on or about September 21, 2012 by and among the Corporation and the investors party thereto (as amended, restated, modified, superseded or replaced, the "Purchase Agreement"), together with its Affiliates (as such term is defined under Rule 501 of the Securities Act of 1933, as amended), continues to hold at least 50% of the shares of Series A Preferred Stock originally issued to such Second Lead Purchaser at the closing under the Purchase Agreement (or shares of Common Stock issued upon conversion thereof), the holders of Series A Preferred Stock, voting as single class, shall be entitled to elect, at any election of the Corporation's Class II Directors (as defined in the Corporation's Restated Certificate of Incorporation) one individual to the Board of Directors to serve as a Class II Director (the "Series A Director"), who shall be designated by the Second Lead Purchaser.
6.    Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows:
(a)    Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the then-effective Applicable Conversion Price (as defined below), determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion or notice is provided for non-certificated shares; provided, however, solely for the purposes of a voluntary conversion of shares of Series A Preferred Stock by a holder thereof pursuant to this Section 6(a) prior to any adjustment to the Applicable Conversion Price pursuant to either subsection (ii), (Hi), (iv) or (v) below, the Applicable Conversion Price shall be deemed to be the then-effective Applicable Conversion Price as of such time as adjusted pursuant to subsection (ii) below as if Positive Guidance (as defined below) had been obtained immediately prior to the conversion. Except as provided pursuant to Section 6(b), the Series A Preferred

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Stock is not convertible at the option of the Corporation. The "Applicable Conversion Price" for shares of Series A Preferred Stock shall be calculated as follows:
(i)the initial Applicable Conversion Price shall be $2.91 (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock) per share of Series A Preferred Stock;
(ii)the then-effective Applicable Conversion Price shall be automatically increased by $0.25 (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock) as of the date on which the National Institute for Health and Clinical Excellence in the United Kingdom ("NICE') issues final guidance (following the review of a Patient Access Scheme (as commonly used by NICE) if required) recommending ILUVIEN (a "Positive Guidance") provided that such Positive Guidance is issued on or before June 30, 2013;
(iii)the then-effective Applicable Conversion Price shall be automatically decreased by $0.25 (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock) on July 1, 2013, if ILUVIEN has not received Positive Guidance on or before June 30, 2013;
(iv)the then-effective Applicable Conversion Price shall be automatically decreased by $0.25 (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock) as of the date, on or prior to June 30, 2013, on which: (A) NICE issues final unappealable guidance (following the review of a Patient Access Scheme) failing to recommend ILUVIEN (a "Negative Guidance") or (B) on which the Corporation ceases to seek NICE approval of ILUVIEN. For the avoidance of doubt, the issuance of a Final Appraisal Determination (as commonly used by NICE) by NICE prior to the review of a Patient Access Scheme is not final guidance for purposes of this subsection (iv);
(v)the then-effective Applicable Conversion Price shall be $2.91 (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock) on and after the date on which (A) each share of Series A Preferred Stock shall convert into shares of Common Stock pursuant to Section 6(b) hereof or (B) a Liquidation Transaction occurs; provided, however, this subsection (v) shall not apply if the mandatory conversion pursuant to Section 6(b) hereof or the Liquidation Transaction occurs on or after the date of the earlier of a Positive Guidance, a Negative Guidance or July 1, 2013; and
(vi)the Applicable Conversion Price shall further be adjusted as hereinafter provided.
For the avoidance of doubt, the Applicable Conversion Price shall be adjusted pursuant to the first to occur of subsection (ii), subsection (iii) or subsection (iv) above and may not be adjusted by more than one of such subsections. Furthermore, for the avoidance of doubt, there shall be no increase of the Applicable Conversion Price pursuant to subsection (ii) if NICE issues Positive Guidance on or after July 1, 2013.

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(b)Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Applicable Conversion Price applicable to such share upon the occurrence of the later to occur of (i) the date on which the Corporation has received and publicly announces the approval by the United States Food and Drug Administration of the Corporation's New Drug Application for ILUVIEN (the date of such announcement, the "FDA Approval Date") and (ii) the Corporation consummates an equity financing transaction pursuant to which it sells to one or more third party investors either (A) Common Stock or (B) other equity securities that are convertible into Common Stock and that have rights, preference or privileges senior to or on a parity with, the Series A Preferred Stock, in each case having an as-converted per share of Common Stock price of not less than $10.00 (adjusted for stock splits, combinations, stock dividends, recapitalizations and the like) and that results in total gross proceeds to the Corporation of at least $30,000,000 (such a transaction, a "Qualified Financing"). For the avoidance of doubt, no conversion shall occur pursuant to this Section 6(b) unless both events described in clauses (i) and (ii) hereof shall have occurred.
(c)Mechanics of Conversion.
(i)Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, to the extent such shares of Series A Preferred Stock are certificated, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which he, she or it wishes the certificate or certificates, or book entry or book entries, as the case may be, for shares of Common Stock to be issued. The Corporation shall, as soon as reasonably practicable thereafter, and in any event within two business days (except to the extent of delays not caused by the Corporation), issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid or make an appropriate book entry, and shall promptly pay to the holder thereof, (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the then-effective Applicable Conversion Price), any declared and unpaid dividends on the shares of Series A Preferred Stock being so converted and (ii) the amount payable pursuant to Section 6(j) hereof. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.
(ii)If the conversion is pursuant to Section 6(b) upon the occurrence of a Qualified Financing, the conversion may, at the option of any holder tendering shares of Series A Preferred Stock for conversion, be conditioned upon the closing of such Qualified Financing, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities. If the conversion is pursuant to Section 6(b) upon the occurrence of the FDA Approval Date, such conversion shall be deemed to have been made at the close of business on the FDA Approval

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Date, and the persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Common Stock as of such date.
(d)    Adjustments to Applicable Conversion Price for Certain
Diluting Issuances.
(i)    Special Definitions.    For purposes of this
Section 6(d), the following definitions apply:
(1)"Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).
(2)"Original Issue Date" shall mean the first date on which a share of Series A Preferred Stock was issued by the Corporation.
(3)"Convertible Securities" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.
(4)"Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 6(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than:
(A)shares of Common Stock issuable or issued (including restricted stock units) to officers, directors, employees, consultants, advisors or contractors of the Corporation pursuant to stock option, stock purchase plans or other equity incentive plans on terms approved by the Board of Directors;
(B)shares for which adjustment of the Applicable Conversion Price, as applicable, is made pursuant to Sections 6(e) or 6(f);
(C)shares of Common Stock issuable or issued upon the conversion of shares of Series A Preferred Stock or as a dividend or distribution on the Series A Preferred Stock;
(D)shares of Common Stock issuable or issued upon the conversion of Convertible Securities outstanding as of the Original Issue Date;
(E)shares of Common Stock for which adjustment of the Applicable Conversion Price has been specifically waived by the Series A Supermajority; or
(F)up to an aggregate of 500,000 shares of Common Stock (adjusted for stock splits, combinations, stock dividends, recapitalizations and the like) issued or issuable pursuant to equipment lease financings or bank credit arrangements approved by the Board of Directors that are for primarily non-equity financing purposes.

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(5)    "Adjustment Trigger Price" shall initially mean $2.91 (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock) as adjusted pursuant to Section 6(d)(iv) hereof from time to time.
(ii)No Adjustment of Applicable Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Applicable Conversion Price of Series A Preferred Stock shall be made (1) in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 6(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the then-effective Adjustment Trigger Price on the date of, and immediately prior to such issue or (2) after the FDA Approval Date.
(iii)Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:
(1)no further adjustments in the Applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;
(2)if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;
(3)upon the expiration of any such Options or rights, the termination of any such rights to convert or exchange or the expiration of any Options or rights related to such Convertible Securities or exchangeable securities, the Applicable Conversion Price, to the extent in any way affected by or computed using such Options, rights or Convertible Securities or Options or rights related to such Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and

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convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such Options or rights or upon the conversion or exchange of such Convertible Securities or upon the exercise of the Options or rights related to such Convertible Securities; and
(4)no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Applicable Conversion Price to an amount which exceeds the lower of (a) the Applicable Conversion Price on the original adjustment date immediately prior to making such original adjustment, or (b) if there have been adjustments made to the Applicable Conversion Price between the original adjustment date and such readjustment date, the Applicable Conversion Price that has resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.
(iv)    Adjustment of Applicable Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this Corporation, at any time after the Original Issue Date and before the FDA Approval Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(d)(iii)) without consideration or for a consideration per share less than the then-effective Adjustment Trigger Price on the date of and immediately prior to such issue (the "Pre-Adjusted Trigger Price"), then and in such event, the Applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by:
(1)First, multiplying the Pre-Adjusted Trigger Price by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Pre-Adjusted Trigger Price, and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued (the result of the foregoing shall be the new "Adjustment Trigger Price" immediately following the issue of the Additional Shares of Common Stock);
(2)Then, dividing (A) the Adjustment Trigger Price (as calculated and adjusted pursuant to subsection (1) above), by (B) the Pre-Adjusted Trigger Price (the resulting product being, the "Adjustment Rate"); and
(3)Finally, multiplying (A) the then-effective Applicable Conversion Price on the date of and immediately prior to such issue, by (B) the Adjustment Rate (the resulting product shall be the Applicable Conversion Rate in effect immediately following the issue of the Additional Shares of Common Stock); provided that if the foregoing formula results in a Applicable Conversion Price that is less than $1.00 (adjusted for stock splits, combinations, stock dividends, recapitalizations and the like), the Applicable Conversion Price shall instead be adjusted to $1.00 (adjusted for stock splits,

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combinations, stock dividends, recapitalizations and the like) concurrently with such issue.
For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all outstanding shares of Preferred Stock (based on the then-effective Adjustment Trigger Price) and all Convertible Securities had been fully converted into shares of Common Stock and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date. Notwithstanding the foregoing, no adjustment of the Applicable Conversion Price pursuant to this Section 6(d)(iv) shall have the effect of increasing the Applicable Conversion Price to an amount which exceeds the Applicable Conversion Price immediately prior to such adjustment.
(v)    Determination of Consideration. For purposes of
this Section 6(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:
(1)    Cash and Property: Such consideration shall:
(A)insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;
(B)insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and
(C)in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received for such Additional Shares of Common Stock, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.
(2)    Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:
(A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

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(B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.
(e)Adjustments to Applicable Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration without a corresponding dividend declared or paid to the holders of Series A Preferred Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock without a corresponding subdivision or combination of shares of Series A Preferred Stock, then the Applicable Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration without a corresponding dividend or other distribution to holders of Series A Preferred Stock then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.
(f)Adjustments for Reclassifications, Reorganizations, Mergers or Consolidations. If the Common Stock issuable upon conversion of Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, merger, consolidation or otherwise (other than a subdivision or combination of shares provided for in Section 6(e) above or a Liquidation Transaction), provision shall be made so that, concurrently with the effectiveness of such transaction, the shares of Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.
(g)Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Applicable Conversion Price pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in reasonable detail the relevant facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the then-effective Applicable Conversion Price, and (iii) the number of shares of Common Stock and the

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amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.
(h)Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iii) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred Stock: (1) at least ten (10) days prior written notice of the date on which a record shall be taken for such dividend, distribution rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (ii) and (iii) above; and (2) in the case of the matters referred to in (ii) and (iii) above, at least ten (10) days prior written notice of the date when the consummation of same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).
(i)Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.
(j)Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).
(k)    Notices. Any notice required by the provisions of this Section 6 to be given to the holders of shares of Series A Preferred Stock shall be in writing and shall deemed sufficient, in each case upon confirmation of delivery, when delivered personally or by overnight courier or sent by facsimile, or after being deposited in the mail, postage prepaid

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as certified or registered mail, and addressed to each holder of record at his or its address appearing on the books of the Corporation. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively on behalf of all holders of Series A Preferred Stock by the vote or written consent of the Series A Supermajority.
7.    Restrictions and Limitations.
(a)    For so long as at least 37.5% of the shares of Series A Preferred Stock originally issued to the Purchasers (as defined in the Purchase Agreement) at the closing of the Purchase Agreement are held by the Purchasers or their Affiliates, the Corporation shall not (whether effected, directly or indirectly, by means of an amendment, merger, consolidation, reorganization, reclassification or otherwise), without first obtaining the affirmative vote or written consent of the Series A Supermajority:
(i)increase or decrease the authorized number of shares of Series A Preferred Stock;
(ii)authorize, create, issue or obligate itself to issue (by reclassification, merger or otherwise) any security (or any class or series thereof) or any indebtedness, in each case that has any rights, preferences or privileges senior to, or on a parity with, the Series A Preferred Stock, or any security convertible into or exercisable for any such security or indebtedness (other than (1) the issuance of up to an aggregate of $35,000,000 of indebtedness pursuant to the Corporation's credit facility with Silicon Valley Bath and/or MidCap Financial, as the same may be amended, refinanced or resyndicated from time to time or (2) the issuance of up to an aggregate of $500,000 of indebtedness pursuant to operating, capital or equipment leases entered into in the ordinary course of business);
(iii)amend the Certificate of Incorporation (including by filing any new certificate of designation or elimination) or this Certificate of Designation, in each case in a manner that adversely affects the rights, preference or privileges of the Series A Preferred Stock;
(iv)redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any shares of Common Stock or Preferred Stock; provided, however, that this restriction shall not apply to (A) the redemption of rights issued pursuant to any "poison pill" rights plan or similar plan adopted by the Corporation after the Original Issue Date or (B) the repurchases of stock from former employees, officers, directors or consultants who performed services for the Corporation in connection with the cessation of such employment or service pursuant to the terms of existing agreements with such individuals;
(v)declare or pay any dividend or distribution on any shares of capital stock; provided, however, that this restriction shall not apply to (A) dividends payable to holders of Common Stock that consist solely of shares of Common Stock for which adjustment to the Applicable Conversion Price of the Series A Preferred Stock is made pursuant to Section 6(e) or (B) dividends or distributions issued pro rata to all holders of capital stock (on

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an as-converted basis) in connection with the implementation of a "poison pill" rights plan or similar plan by the Corporation;
(vi)authorize or approve any increase to the number of aggregate shares of capital stock reserved for issuance pursuant to stock option, stock purchase plans or other equity incentive plans of the Corporation such that the total aggregate number of shares issued under such plans and reserved for issuance under such plans (on an as-converted basis) exceeds the number of shares issued and reserved for issuance under such plans (on an as-converted basis) on the Original Issue Date by more than 20% (adjusted for stock splits, combinations, stock dividends, recapitalizations and the like), provided that any increases resulting solely from the annual increases resulting from the "evergreen" provisions of the Corporation's equity incentive plans in effect on the Original Issue Date shall not be subject to this restriction and shall not be included for purposes of determining whether such 20% increase has occurred;
(vii)issue stock or other equity securities of any subsidiary of the Corporation (other than to the Corporation or another wholly-owned subsidiary of the Corporation) or declare or pay any dividend or other distribution of cash, shares or other assets or redemption or repurchase of shares of any subsidiary of the Corporation; or
(viii)incur any secured indebtedness other than (1) up to an aggregate of $35,000,000 of indebtedness pursuant to the Corporation's credit facility with Silicon Valley Bank and/or MidCap Financial, as the same may be amended, refinanced or resyndicated from time to time or (2) up to an aggregate of $500,000 of indebtedness pursuant to operating, capital or equipment leases entered into in the ordinary course of business.
8.Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived prospectively or retrospectively on behalf of all holders of Series A Preferred Stock by the vote or written consent of the Series A Supermajority.
9.No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its President and Chief Executive Officer on October 1, 2012.
By: /s/ C. Daniel Myers
C. Daniel Myers
President and Chief Executive Officer

State of Delaware Secretary of State Division of Corporations Delivered 09:30 AM 12/12/2014 FILED 09:24 AM 12/12/2014 SRV 141527676 - 3666427 FILE	ALIMERA SCIENCES, INC.
CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES B CONVERTIBLE PREFERRED STOCK
PURSUANT TO SECTION 151(G) OF THE
DELAWARE GENERAL CORPORATION LAW
ALIMERA SCIENCES, INC., a Delaware corporation (the "Corporation") in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the "DGCL") does hereby certify that, in accordance with Section 151 of the DGCL, the following resolution was duly adopted by the Board of Directors of the Corporation as of November 26, 2014:
RESOLVED, that the Board of Directors of the Corporation pursuant to authority expressly vesting in it by the provisions of the Certificate of Incorporation of the Corporation, hereby authorizes the issuance of a series of Preferred Stock designated as the Series B Convertible Preferred Stock, par value $0.01 per share, of the Corporation and hereby fixes the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation of the Corporation which are applicable to the Preferred Stock of all classes and series) as follows:
SERIES B CONVERTIBLE PREFERRED STOCK
Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:
"Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.
"Beneficial Ownership Limitation" shall have the meaning set forth in Section 6(c).
"Business Day" means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
"Buy-In" shall have the meaning set forth in Section 6(d)(iii).

"Closing Sale Price" means, for any security as of any date, the last closing trade price for such security prior to 4:00 p.m., New York City time, on the principal securities exchange or trading market where such security is listed or traded, as reported by Bloomberg, L.P. (or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by Holders of a majority of the then outstanding Series B Preferred Stock and the Corporation), or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, L.P., or, if no last trade price is reported for such security by Bloomberg, L.P., the average of the bid prices, or the ask prices, respectively, of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the "over the counter" Bulletin Board (or any successor) or in the "pink sheets" (or any successor) by OTC Markets Group, Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Corporation. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
"Commission" means the Securities and Exchange Commission.
"Common Stock" means the Corporation's common stock, par value $0.01 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.
"Common Stock Equivalents" means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
"Conversion Date" shall have the meaning set forth in Section 6(a).
"Conversion Price" shall mean $6.03, as adjusted pursuant to Section 7 hereof.
"Conversion Ratio" shall have the meaning set forth in Section 6(b).
"Conversion Shares" means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock in accordance with the terms hereof
"Daily Failure Amount" means the product of (x) 0.005 multiplied by (y) the Closing Sale Price of the Common Stock on the applicable Share Delivery Date.
"DWAC Delivery" shall have the meaning set forth in Section 6(a)

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"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
"Fundamental Transaction" shall have the meaning set forth in Section 7(b).
"Holder" shall have the meaning given such term in Section 2.
"Insolvency Event" means (a) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Corporation any subsidiary thereof or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Corporation or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; (b) the Corporation shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (a) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Corporation or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; (c) the Corporation shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a) or (b) above; or (d) the Corporation shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.
"Junior Securities" shall have the meaning set forth in Section 5(a).
"Notice of Conversion" shall have the meaning set forth in Section 6(a).
"Parity Securities" shall have the meaning set forth in Section 5(a).
"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
"Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated as of November 26, 2014, between the Corporation and the Initial Holders.
"Senior Securities" shall have the meaning set forth in Section 5(a).

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"Series A Preferred Stock" shall mean the Corporation's Series A Convertible Preferred Stock with the rights, preferences and privileges set forth in the Certificate of Designation of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on October 1, 2012.
"Share Delivery Date" shall have the meaning set forth in Section 6(d).
"Stated Value" shall mean $6,030.
"Trading Day" means a day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.
Section 2. Designation, Amount and Par Value; Assignment.
a)The series of preferred stock designated by this Certificate of Designation shall be designated as the Corporation's Series B Convertible Preferred Stock (the "Series B Preferred Stock") and the number of shares so designated shall be 8,417 (which shall not be subject to increase without the written consent of the holders of a majority of the issued and outstanding Series B Preferred Stock (each, a "Holder" and collectively, the "Holders")) and shall be designated from the 10,000,000 shares of Preferred Stock authorized to be issued by the Certificate of Incorporation. Each share of Series B Preferred Stock shall have a par value of $0.01 per share.
b)The Corporation shall register shares of the Series B Preferred Stock, upon records to be maintained by the Corporation for that purpose (the "Series B Preferred Stock Register"), in the name of the Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series B Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Corporation shall register the transfer of any shares of Series B Preferred Stock in the Series B Preferred Stock Register, upon surrender of the certificates evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Series B Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within three Business Days. The shares of Series B Preferred Stock and the rights evidenced hereby and thereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder. The provisions of this Certificate are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.

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Section 3.    Dividends.
a)Any dividends or distributions declared by the Board of Directors of the Corporation out of funds legally available therefor shall be distributed among the holders of Common Stock, the Series A Preferred Stock and the Series B Preferred Stock on a pro rata basis based on the number of shares of Common Stock held by each (determined on an as-converted to Common Stock basis based on the then-effective applicable Conversion Price, and without giving effect to the Beneficial Ownership Limitation) as of the record date fixed for determining those entitled to receive such distribution.
b)In the event the Corporation shall declare a distribution on the Common Stock payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series A Preferred Stock and Series B Preferred Stock shall be entitled to a proportionate share of any such distribution pursuant to this Section 3(b) as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible based on the then-effective applicable Conversion Prices (without giving effect to the Beneficial Ownership Limitation) as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.
Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by the DGCL, the Series B Preferred Stock shall have no voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series B Preferred Stock, (a) alter or change, directly or indirectly, adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designation, (b) increase the number of authorized shares of Series B Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing.
Section 5. Rank; Liquidation.
a)    The Series B Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series B Preferred Stock ("Junior Securities"); (iii) on parity with any class or series of capital stock of the Corporation created specifically ranking by its terms on parity with the Series B Preferred Stock ("Parity Securities"); and (iv) junior to (A) any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any Series B Preferred Stock, and (B) the Series A Preferred Stock ("Senior Securities"), in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily (all such distributions being referred to collectively as "Distributions").

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b)    Subject to the prior and superior rights of the holders of any Senior Securities of the Corporation possessing superior liquidation rights, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of shares of Series B Preferred Stock shall be entitled to receive, in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity
Securities, an amount equal to the Stated Value per share of Series B Preferred Stock, plus an additional amount equal to any dividends declared but unpaid on such shares before any payments shall be made or any assets distributed to holders of any class of Common Stock or Junior Securities, provided, however, that, notwithstanding anything herein to the contrary, upon the occurrence of an Insolvency Event, the Corporation may, at its option, cause the Holder to convert all of its shares of Series B Preferred Stock into Conversion Shares, without regard to the Beneficial Ownership Limitation. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to pay the holders of shares of the Series B Preferred Stock the amount required under the preceding sentence, then all remaining assets of the Corporation shall be distributed ratably to holders of the shares of the Series B Preferred Stock and Parity Securities.
Section 6. Conversion.
a) Conversions at Option of Holder. Each share of Series B Preferred Stock shall be convertible, at any time and from time to time from and after the date of issuance, at the option of the Holder thereof, into a number of shares of Common Stock equal to the Conversion Ratio. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion") duly completed and executed. Other than a conversion following a Fundamental Transaction or following a notice provided for under Section 7(d)(ii) hereof, the Notice of Conversion must specify at least a number of Conversion Shares equal to the lesser of (x) 1,000 shares (such number subject to appropriate adjustment following the occurrence of an event specified in Section 7(a) hereof) and (y) the number of Conversion Shares issuable upon conversion of all shares of Series B Preferred Stock then held by the Holder. Provided the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder's election, whether the applicable Conversion Shares shall be credited to the account of the Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission (DWAC) system (a "DWAC Delivery"). The "Conversion Date", or the date on which a conversion shall be deemed effective, shall be defined as the Trading Day that the Notice of Conversion, completed and executed, is sent by electronic mail or facsimile to, and received during regular business hours by, the Corporation. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. Shares of Series B Preferred Stock converted into Common Stock in accordance with the terms

6

hereof shall be canceled and shall not be reissued. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender the certificate(s) representing the Series B Preferred Stock to the Corporation until all shares of Series B Preferred Stock represented by such certificate(s) have been converted in full, in which case the Holder shall surrender such certificate(s) to the Corporation for cancellation within two (2) Trading Days of the date the final Notice of Conversion is delivered to the Corporation. Execution and delivery of a Notice of Conversion with respect to a partial conversion shall have the same effect as cancellation of the original certificate(s) representing such Series B Preferred Stock and issuance of a certificate representing such remaining Series B Preferred Stock. In accordance with the preceding sentence, upon the written request of the Holder and the surrender of certificate(s) representing Series B Preferred Stock, the Corporation shall, within three (3) Trading Days of such request, deliver to the Holder certificate(s) (as specified by the Holder in such request) representing such remaining Series B Preferred Stock.
b)Conversion Ratio. The "Conversion Ratio" for each share of Series B Preferred Stock shall be equal to the Stated Value divided by the Conversion Price.
c)Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion of the Series B Preferred Stock, and a Holder shall not have the right to convert any portion of the Series B Preferred Stock, to the extent that, after giving effect to an attempted conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder's Affiliates, and any other person or entity whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission, including any "group" of which the Holder is a member) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock subject to the Notice of Conversion with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series B Preferred Stock beneficially owned by such Holder or any of its Affiliates, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including any warrants) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, a determination as to any "group" status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(c), it is understood that the number of shares of Common Stock beneficially owned by each initial Purchaser

7

under the Securities Purchase Agreement shall be aggregated with each other Investor for purposes of Section 13(d) of the Exchange Act. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation's most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Corporation that is filed with the Commission or (C) a more recent notice by the Corporation or the Corporation's transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. Upon the written request of a Holder (which may be via electronic mail), the Corporation shall within two (2) Trading Days thereof, confirm in writing via electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including Series B Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was last publicly reported. The "Beneficial Ownership Limitation" shall be 9.98% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series B Preferred Stock held by the applicable Holder.
d) Mechanics of Conversion
i.    Delivery of Certificate or Electronic Issuance Upon Conversion. Not
later than three (3) Trading Days after the applicable Conversion Date (the "Share Delivery Date"), the Corporation shall (a) deliver, or cause to be delivered, to the converting Holder a certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Series B Preferred Stock or (b) in the case of a DWAC Delivery, electronically transfer such Conversion Shares by crediting the account of the Holder's prime broker with DTC through its DWAC system. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Conversion Notice by written notice to the Corporation at any time on or before its receipt of such certificate or certificates for Conversion Shares or electronic receipt of such shares, as applicable, in which event the Corporation shall promptly return to such Holder any original Series B Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any Common Stock certificates or otherwise direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Series B Preferred Stock unsuccessfully tendered for conversion to the Corporation.

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ii.    Obligation Absolute; Partial Liquidated Damages. Subject to Section
6(c) hereof and subject to Holder's right to rescind a Conversion Notice pursuant to Section 6(d)(i) above, the Corporation's obligation to issue and deliver the Conversion Shares upon conversion of Series B Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares. Subject to Section 6(c) hereof and subject to Holder's right to rescind a Conversion Notice pursuant to Section 6(d)(i) above, in the event a Holder shall elect to convert any or all of its Series B Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series B Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the value of the Conversion Shares into which would be converted the Series B Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall, subject to Section 6(c) hereof and subject to Holder's right to rescind a Conversion Notice pursuant to Section 6(d)(i) above, issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such certificate or certificates, or electronically deliver such shares in the case of a DWAC Delivery, pursuant to Section 6(d)(i) on or prior to the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, an amount equal to the product of (x) the number of Conversion Shares issuable by the Corporation on such Share Delivery Date, (y) an amount equal to the Daily Failure Amount and (z) the number of Trading Days after the Share Delivery Date that such certificates have not been delivered, or, in the case of a DWAC Delivery, such shares have not been electronically delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Corporation's failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not

9

prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.
iii.    Compensation for Buy-In on Failure to Timely Deliver Certificates
Upon Conversion. If the Corporation fails to deliver to a Holder the applicable certificate or certificates or to effect a DWAC Delivery, as applicable, by the Share Delivery Date pursuant to Section 6(d)(i) (other than a failure caused by incorrect or incomplete information provided by Holder to the Corporation), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "Buy-In"), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder's total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series B Preferred Stock equal to the number of shares of Series B Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series B Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice within five (5) Trading Days after the occurrence of a Buy-In indicating the amounts payable to such Holder in respect of the Buy-In together with applicable confirmations and any other evidence reasonably requested by the Corporation loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series B Preferred Stock as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) require the reissuance of the shares of Series B Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the

10

Corporation had timely complied with its delivery requirements under Section 6(d)(i).
iv.Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series B Preferred Stock and payment of dividends on the Series B Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series B Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of all outstanding shares of Series B Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.
v.Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series B Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to receive upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.
vi.Transfer Taxes. The issuance of certificates for shares of the Common Stock upon conversion of the Series B Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered Holder(s) of such shares of Series B Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.
vii.Status as Stockholder. Effective as of the delivery by the Holder of the Notice of Conversion by the Holder by facsimile or electronic mail, as provided herein, subject to Section 6(c) hereof (i) the shares of Series B Preferred Stock being converted shall be deemed converted into shares of Common Stock, (ii) the Holder shall be deemed the Holder or record of such applicable Conversion Shares and (iii) the Holder's rights as a holder of such converted shares of Series B Preferred Stock shall cease and terminate, excepting only the right to receive certificates evidencing such shares of Common Stock, or electronic delivery of

11

such shares in the case of DWAC Delivery, and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the Holder shall retain all of its rights and remedies for the Corporation's failure to convert Series B Preferred Stock.
Section 7.     Certain Adjustments.
a)Stock Dividends and Stock Splits. If the Corporation, at any time while this Series B Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Series B Preferred Stock); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock, or in the event that clause (D) of this Section 7(a) shall apply shares of reclassified capital stock, outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
b)Fundamental Transaction. If, at any time while this Series B Preferred Stock is outstanding, (A) the Corporation, directly or indirectly in one or more related transactions, effects any merger or consolidation of the Corporation with or into another Person(other than a merger in which the Corporation is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (B) the Corporation, directly or indirectly in one or more related transactions, effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation, directly or indirectly in one or more related transactions, effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 7(a) above) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then,

12

upon any subsequent conversion of this Series B Preferred Stock, the Holders shall have the right to elect to receive in lieu of Conversion Shares, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to the Beneficial Ownership Limitation), the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Conversion Ratio shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall adjust the Conversion Ratio in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series B Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders' right to convert such preferred stock into Alternate Consideration. The terms of any agreement to which the Corporation or any of its Affiliates is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(b) and insuring that this Series B Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.
c)Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.
d)Notice to the Holders.
i.Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
ii.Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common

13

Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series B Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. Without limiting any other rights of the Holder hereunder, the Holder is entitled to convert this Series B Preferred Stock (or any part hereof) during the 20 day period commencing on the date of such notice through the effective date of the event triggering such notice.
Section 8.    Miscellaneous.
a)    Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by electronic mail (rick.eiswirth@alimerasciences.com), or sent by a nationally recognized overnight courier service, addressed to the Corporation, at its principal place of business, to the attention of the Chief Financial Officer and Chief Operating Officer of the Corporation, or such other electronic mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by confirmed electronic mail or

14

facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the electronic mail address, facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time and date of transmission, if such notice or communication is delivered via electronic mail at the e-mail address specified in this Section 8 prior to 4:00 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 8 between 4:00 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.
b)Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages on the shares of Series B Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.
c)Lost or Mutilated Series B Preferred Stock Certificate. If a Holder's Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series B Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.
d)Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing.
e)Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall

15

nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein (other than Section 6(c) which cannot be waived by the Holders) and any right of the holders of Series B Preferred Stock granted hereunder may be waived as to all shares of Series B Preferred Stock (and the Holders thereof) upon the written consent of the Holders of not less than a majority of the shares of Series B Preferred Stock then outstanding, unless a higher percentage is required by the DGCL, in which case the written consent of the holders of not less than such higher percentage shall be required.
f)Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.
g)Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.
h)Status of Converted Series B Preferred Stock. If any shares of Series B Preferred Stock shall be converted or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B Preferred Stock.
i)Benefit of Holders. The provisions of this Certificate of Designation are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.
*********************

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RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 12th day of December, 2014.
/s/ C. Daniel Myers
Name: C. Daniel Myers
Title: President and CEO

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ANNEX A
NOTICE OF CONVERSION
(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES B PREFERRED STOCK)
The undersigned Holder hereby irrevocably elects to convert the number of shares of Series B Convertible Preferred Stock indicated below, represented by stock certificate No(s). (the "Preferred Stock Certificates"), into shares of common stock, par value $0.01 per share (the "Common Stock"), of Alimera Sciences, Inc., a Delaware corporation (the "Corporation"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the "Certificate of Designation") filed by the Corporation on December 12, 2014.
The number of shares of Common Stock beneficially owned by the undersigned Holder (together with such Holder's Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission, including any "group" of which the Holder is a member), including the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock subject to this Notice of Conversion, but excluding the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series B Preferred Stock beneficially owned by such Holder or any of its Affiliates, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Affiliates that are subject to a limitation on conversion or exercise similar to the limitation contained in Section 6(c) of the Certificate of Designation, is . For purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, "group" has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission. Conversion calculations:
Date to Effect Conversion:
Number of shares of Series B Preferred Stock owned prior to Conversion:
Number of shares of Series B Preferred Stock to be Converted:
Number of shares of Common Stock to be Issued:
Address for Delivery:

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or
for DWAC Delivery:
DWAC Instructions:
Broker no:
Account no:
[HOLDER]
By:
Name:
Title:

19

CERTIFICATE OF AMENDMENT TO THE
RESTATED CERTIFICATE OF INCORPORATION OF
ALIMERA SCIENCES, INC.
Alimera Sciences, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),
DOES HEREBY CERTIFY:
FIRST: The name of the Corporation is Alimera Sciences, Inc.
SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of, the State of Delaware is June 4, 2003, under the name of Alimera Sciences, Inc.
THIRD: That the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate"), declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorized the appropriate officers of the Corporation to solicit the approval of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:
RESOLVED, that the first paragraph of Article IV of the Restated Certificate be amended and restated to read in its entirety as follows:
The Corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is one hundred fifty million (150,000,000) par value $0.01 per share, and the number of shares of Preferred Stock authorized to be issued is ten million (10,000,000), par value $0.01 per share.
FOURTH: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.
* * * * *
State of Delaware
Secretary of State
Division of Corporations
Delivered 07:00 PM 11/16/2016
FILED 07:00 PM 11/16/2016
SR 20166670612 - File Number 3666427

IN WITNESS WHEREOF, this Corporation has caused this certificate of Amendment to the Certificate of Incorporation to be signed by its President and Chief Financial Officer this 16 day of November 2016.

/s/ Richard S. Eiswirth, Jr.
Richard S. Eiswirth, Jr.
President and Chief Financial Officer

2

State of Delaware Secretary of State Division of Corporations Delivered 04:12 PM 09/04/2018 FILED 04:12 PM 09/04/2018 SR 20186488910 - File Number 3666427	ALIMERA SCIENCES, INC.	Execution Version

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES C CONVERTIBLE PREFERRED STOCK
PURSUANT TO SECTION 151(g) OF THE
DELAWARE GENERAL CORPORATION LAW
ALIMERA SCIENCES, INC., a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the "DGCL"), does hereby certify that, in accordance with Section 151 of the DGCL, the following resolution was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") on August 28, 2018:
RESOLVED, that the Board of Directors, pursuant to authority expressly vesting in it by the provisions of the Certificate of Incorporation of the Corporation, hereby authorizes the issuance of a series of Preferred Stock designated as the Series C Convertible Preferred Stock, par value $0.01 per share, of the Corporation and hereby fixes the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation of the Corporation which are applicable to the Preferred Stock of all classes and series) as follows:
SERIES C CONVERTIBLE PREFERRED STOCK
Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:
"Affiliate" means any Person (as defined below) that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.
"Alternate Consideration" shall have the meaning set forth in Section 7(b).
"Asset Disposition" shall have the meaning set forth in Section 5(c)(i)(B).
"Asset Disposition Redemption Notice" shall have the meaning set forth in Section 5(c)(iii)(B).
"Asset Disposition Redemption Price" shall have the meaning set forth in Section 5(c)(iii)(B).

"Available Proceeds" shall have the meaning set forth in Section 5(c)(iii)(B).
"Beneficial Ownership Limitation" shall have the meaning set forth in Section 6(c).
"Board of Directors" shall have the meaning set forth in the preamble.
"Business Day" means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
"Buy-In" shall have the meaning set forth in Section 6(d)(iii).
"Certificate of Designation" shall mean this Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock.
"Change of Control Combination" shall have the meaning set forth in Section 5(c)(i)(A).
"Closing Sale Price" means, for any security as of any date, the last closing trade price for such security prior to 4:00 p.m., New York City time, on the principal securities exchange or trading market where such security is listed or traded, as reported by Bloomberg, L.P. (or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by Holders of a majority of the then outstanding Series C Preferred Stock and the Corporation), or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, L.P., or, if no last trade price is reported for such security by Bloomberg, L.P., the average of the bid prices, or the ask prices, respectively, of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or in the Pink market of OTC Markets Group, Inc. (or any successor market). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value mutually determined by the Corporation and the holders of a majority of outstanding shares of Series C Preferred Stock. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
"Commission" means the Securities and Exchange Commission.
"Common Stock" means the Corporation's common stock, par value $0.01 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.
"Common Stock Equivalents" means any securities of the Corporation or the Subsidiaries that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Conversion Date" shall have the meaning set forth in Section 6(a).
"Conversion Price" shall mean, with respect to the Series C Preferred Stock, $1.00, as adjusted pursuant to Section 7 hereof and, with respect to the Series A Preferred Stock, the price at which a share of Series A Preferred Stock is convertible into a share of Common Stock under the terms of the Series A Designation.
"Conversion Ratio" shall have the meaning set forth in Section 6(b).
"Conversion Shares" means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock in accordance with the terms hereof.
"Daily Failure Amount" means the product of (x) 0.005 multiplied by (y) the Closing Sale Price of the Common Stock on the applicable Share Delivery Date.
"Deemed Liquidation Transaction" shall have the meaning set forth in Section 5(c)(i).
"Distributions" shall have the meaning set forth in Section 5(a).
"DTC" shall have the meaning set forth in Section 6(a).
"DWAC" shall have the meaning set forth in Section 6(a).
"DWAC Delivery" shall have the meaning set forth in Section 6(a).
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
"Fundamental Transaction" shall have the meaning set forth in Section 7(b).
"Holder" and "Holders" shall have the meaning given such terms in Section 2(a).
"Junior Securities" shall have the meaning set forth in Section 5(a).
"Notice of Conversion" shall have the meaning set forth in Section 6(a).
"Parity Securities" shall have the meaning set forth in Section 5(a).
"Person" means any individual, sole proprietorship, partnership (general or limited), limited liability company, joint venture, company, trust (statutory or common law), unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental or regulatory agency.
"Redemption Date" shall have the meaning set forth in Section 5(c)(iii)(B).

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
"Senior Securities" shall have the meaning set forth in Section 5(a).
"Series A Designation" shall mean the Certificate of Designation of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on October 1, 2012.
"Series A Preferred Stock" shall mean the Corporation's Series A Convertible Preferred Stock, with the rights, preferences and privileges set forth in the Series A Designation.
"Series C Liquidation Preference Amount" shall have the meaning set forth in Section 5(b).
"Series C Preferred Stock" shall have the meaning set forth in Section 2(a).
"Series C Preferred Stock Register" shall have the meaning set forth in Section 2(b).
"Share Delivery Date" shall have the meaning set forth in Section 6(d)(i).
"Standard Settlement Period" means the standard settlement period for equity trades effected by U.S. broker-dealers, expressed in a number of Trading Days, as in effect on the applicable date.
"Stated Value" shall mean $1,000.
"Trading Day" means a day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.
Section 2. Designations Amount and Par Value; Assignment.
a)The series of preferred stock designated by this Certificate of Designation shall be designated as the Corporation's Series C Convertible Preferred Stock (the "Series C Preferred Stock") and the number of shares so designated shall be 10,150 (which shall not be subject to increase (whether by amendment, merger, consolidation or otherwise) without the written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock (each holder of any outstanding shares of Series C Preferred Stock, a "Holder" and collectively, the "Holders")) and shall be designated from the 10,000,000 shares of Preferred Stock authorized to be issued by the Certificate of Incorporation. Each share of Series C Preferred Stock shall have a par value of $0.01 per share.
b)The Corporation shall register shares of the Series C Preferred Stock, upon records to be maintained by the Corporation for that purpose (the "Series C Preferred Stock Register"), in the name of the Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series C Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Corporation shall register the transfer of any shares of Series C Preferred Stock in the Series C Preferred Stock Register, upon surrender of the certificates evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Series C Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within three Business Days. The shares of Series C Preferred Stock and the rights evidenced hereby and thereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder. The provisions of this Certificate are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.
Section 3. Dividends.
a)Any dividends or distributions declared by the Board of Directors out of funds legally available therefor shall be distributed among the holders of Common Stock, the Series A Preferred Stock and the Series C Preferred Stock on a pro rata basis based on the number of shares of Common Stock held by each such holder (determined on an as-converted to Common Stock basis based on the then-effective applicable Conversion Price, and without giving effect to the Beneficial Ownership Limitation) as of the record date fixed for determining those entitled to receive such distribution.
b)In the event the Corporation shall declare a distribution on the Common Stock payable in securities of other Persons, evidences of indebtedness issued by the Corporation or other Persons, or other assets (excluding cash dividends distributed in accordance with Section 3(a)), including options or rights to purchase any such securities or evidences of indebtedness or securities convertible into any of the foregoing, then, in each such case the holders of the Series A Preferred Stock and Series C Preferred Stock shall be entitled to a proportionate share of any such distribution pursuant to this Section 3(b) as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible based on the then-effective applicable Conversion Prices (without giving effect to the Beneficial Ownership Limitation) as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.
Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by the DGCL, the Series C Preferred Stock shall have no voting rights. However, as long as any shares of Series C Preferred Stock are outstanding, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series C Preferred Stock, the Corporation shall not, directly or indirectly, whether by or through any subsidiary and whether by merger, consolidation or otherwise, (a) alter or change, directly or indirectly, the powers, preferences or rights of the Series C Preferred Stock so as to affect them adversely or otherwise alter or amend this Certificate of Designation, (b) increase the number of authorized shares of Series C Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing.

Section 5. Rank; Liquidation.
a)Rank. The Series C Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series C Preferred Stock ("Junior Securities"); (iii) on parity with any class or series of capital stock of the Corporation created specifically ranking by its terms on parity with the Series C Preferred Stock ("Parity Securities"); and (iv) junior to (A) any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any Series C Preferred Stock, and (B) the Series A Preferred Stock ("Senior Securities"), in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, or any Deemed Liquidation Transaction (all such distributions being referred to collectively as "Distributions").
b)Liquidation, Dissolution, or Winding Up; Certain Mergers, Consolidations, and Asset Sales. Subject to the prior and superior rights of the holders of any Senior Securities of the Corporation possessing superior rights in connection with any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Transaction (as defined below), upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Transaction, each Holder of outstanding shares of Series C Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to stockholders, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount in cash per share, equal to the greater of (i) the Stated Value per share of Series C Preferred Stock held by such Holder plus an additional amount equal to any declared but unpaid dividends on such share, if any, or (ii) the amount per share each Holder of a share of Series C Preferred Stock would be entitled to receive had all shares of Series C Preferred Stock been converted into shares of Common Stock based on the then-effective applicable Conversion Price immediately prior to such liquidation, dissolution or winding up or such Deemed Liquidation Transaction and such holder held such shares of Common Stock (the amount payable pursuant to this sentence is referred to herein as the "Series C Liquidation Preference Amount"). If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Transaction, the funds legally available for distribution to all holders of Series C Preferred Stock shall be insufficient to permit the payment to all such holders of the full Series C Liquidation Preference Amount, then the entire funds legally available for such distribution shall be distributed ratably among the holders of the Series C Preferred Stock and Parity Securities.
c)Deemed Liquidation Transaction.
i.    Definition. Unless waived by the holders of a majority of the then-outstanding shares of Series C Preferred Stock, voting or acting by written consent together as a separate class at least five (5) calendar days before the effective date of such event, each of the following shall be deemed to constitute a "Deemed Liquidation Transaction":

(A)any acquisition of the Corporation by means of merger or consolidation or by means of an agreement to which the Corporation is a party providing for a stock sale, tender offer, or exchange offer, in each case, in which outstanding shares of the Corporation are converted, exchanged, or sold, in one transaction or a series of related transactions, for cash, securities, property, or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, or any other Person or group or affiliated Persons and in which the holders of capital stock of the Corporation immediately prior to such transaction or series of related transactions hold less than a majority of the voting power of the surviving or resulting entity following consummation of such transaction or series of related transactions (a "Change of Control Combination"), or
(B)any sale, transfer, exclusive license or lease of all or substantially all of the properties or assets of the Corporation and its subsidiaries taken as a whole (an "Asset Disposition");
provided that none of the following shall be deemed to constitute a Deemed Liquidation Transaction: (x) a transaction for which the sole purpose is to change the state of the Corporation's incorporation, (y) a transaction for which the sole purpose is to create a holding company that will hold no assets other than shares of the Corporation and that will have securities with rights, preferences, privileges and restrictions substantially similar to those of the Corporation and that are owned in substantially the same proportions by the Persons who held such securities of the Corporation, in each case immediately prior to such transaction, or (z) a license transaction entered into by the Corporation for the purpose of developing and/or commercializing one or more of the Corporation's products, so long as such license transaction would not be reasonably considered to be a sale or license of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole.
ii.    Notice. At least ten (10) Business Days prior to the occurrence of any Deemed Liquidation Transaction, the Corporation will furnish each Holder of the Series C Preferred Stock notice at the address for such Holder on record with the Corporation or the transfer agent of the Series C Preferred Stock in accordance with Section 8(a) hereof, together with a certificate prepared by the chief financial officer of the Corporation describing in reasonable detail the terms of such Deemed Liquidation Transaction, which notice or certificate shall state in detail to the extent known (if such amounts are not known at the time of such notice, the Board of Directors shall in good faith determine an approximate amount) the amount(s) per share of the Series C Preferred Stock each holder of the Series C Preferred Stock would receive pursuant to the provisions of this Section 5 and state in reasonable detail the facts and assumptions upon which such amounts were determined.

iii.    Effecting a Deemed Liquidation Transaction.
(A)The Corporation shall not have the power to effect a Deemed Liquidation Transaction that is a Change of Control Combination referred to in Section 5(c)(i)(A) unless the agreement or plan of merger or consolidation or other agreement governing such Change of Control Combination provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation so as to give effect to the provisions of this Section 5.
(B)In the event of a Deemed Liquidation Transaction that is an Asset Disposition referred to in Section 5(c)(i)(B), if the Corporation does not effect a dissolution of the Corporation under the DGCL within ninety (90) days after such Asset Disposition, then (i) the Corporation shall send a written notice to each Holder of Series C Preferred Stock no later than the ninetieth (90th) day after consummation of the Asset Disposition advising such Holders of their right (and the requirements to be met to secure such right) to require the redemption of such shares of Series C Preferred Stock pursuant to the terms of the following clause; and (ii) if the Holders of at least a majority of the then outstanding shares of Series C Preferred Stock so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Transaction, the Corporation shall use the consideration received by the Corporation for such Asset Disposition (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the "Available Proceeds"), on the one hundred fiftieth (150th) day after the consummation of such Asset Disposition (the "Redemption Date"), to redeem all outstanding shares of Series C Preferred Stock at a price per share equal to the Series C Liquidation Preference Amount (the "Asset Disposition Redemption Price"). The Corporation shall send written notice of the redemption pursuant to this Section in accordance with Section 8(a) hereof (the "Asset Disposition Redemption Notice") to each Holder of record of Series C Preferred Stock not less than twenty five (25) days prior to the Redemption Date. Each Asset Disposition Redemption Notice shall state that each of the Holder's shares of Series C Preferred Stock will be redeemed on the Redemption Date at the Asset Disposition Redemption Price, that such Holder's ability to convert such shares of Series C Preferred Stock pursuant to Section 6 of this Certificate of Designation will terminate one Business Day prior to the Redemption Date (unless and to the extent that any such shares are not actually redeemed on the Redemption Date), and that for shares in certificated form, the Holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series C Preferred Stock to be redeemed. On or before the Redemption Date, each Holder of shares of Series C Preferred Stock to be redeemed on such Redemption Date, unless such Holder has exercised his, her, or its right to convert such shares as provided in Section 6, shall, if a Holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the

Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Asset Disposition Redemption Price payable with respect to each such share shall be payable to the order of the Person whose name appears on such certificate or certificates as the owner thereof. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series C Preferred Stock, the Corporation shall ratably redeem each Holder's shares of Series C Preferred Stock (and any Holder's shares of Parity Securities with a similar right to redemption upon the occurrence of a Deemed Liquidation Transaction that is an Asset Disposition) to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders (provided, for the avoidance of doubt, that each Holder shall be entitled to exercise its conversion rights provided in Section 6 with respect to any shares not redeemed on the Redemption Date at any time prior to the date such shares are actually redeemed in accordance with this Section 5(c)(iii)(B); provided, further, that the Corporation shall have no obligation to redeem any shares so converted, including any shares of Common Stock issued upon such conversion). Prior to the distribution or redemption provided for in this Section 5(c)(iii)(B), the Corporation shall not expend or dissipate the consideration received for such Asset Disposition, except to discharge expenses actually and reasonably incurred in connection with such Asset Disposition or in the ordinary course of business consistent with past practices (but after giving effect to the Asset Disposition). Notwithstanding the foregoing, in the event that any outstanding shares of Series C Preferred Stock are not redeemed on the Redemption Date, the holders of at least a majority of the then outstanding shares of Series C Preferred Stock may rescind the request for the redemption of the shares not so redeemed at any time prior to their redemption in a written instrument delivered to the Corporation.
d)    Delivery of Consideration.    Unless otherwise provided in the definitive
documents relating to a Deemed Liquidation Transaction, any securities or other consideration to be delivered to the holders of the Corporation's capital stock in connection with any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation or such Deemed Liquidation Transaction shall be valued as follows:
i.     If a security traded on a securities exchange or trading market, the value per security shall be deemed to be the arithmetic average of the Closing Sale Prices of the security over the thirty (30) day period ending three (3) Business Days prior to the occurrence of such event or consummation of such transaction; and
ii.    If not a security traded on a securities exchange or trading market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of a majority of the then outstanding shares of Series C Preferred Stock.

Section 6. Conversion.
a)Conversions at Option of Holder. Each share of Series C Preferred Stock shall be convertible, at any time and from time to time from and after the date of issuance, at the option of the Holder thereof, into a number of shares of Common Stock equal to the Conversion Ratio. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion") duly completed and executed. Other than in the case of a conversion following a Fundamental Transaction or following a notice provided for under Section 7(d)(ii) hereof, the Notice of Conversion must specify at least a number of Conversion Shares equal to the lesser of (x) 1,000 shares (such number subject to appropriate adjustment following the occurrence of an event specified in Section 7(a) hereof) and (y) the number of Conversion Shares issuable upon conversion of all shares of Series C Preferred Stock then held by the Holder. The Notice of Conversion may specify, at the Holder's election, whether the applicable Conversion Shares shall be credited to the account of the Holder's prime broker with Depository Trust Corporation ("DTC") through its Deposit/Withdrawal At Custodian ("DWAC") system (a "DWAC Delivery"). The "Conversion Date," or the date on which a conversion shall be deemed effective, shall be defined as the Trading Day that the Notice of Conversion, completed and executed, is sent by electronic mail or facsimile to, and received during regular business hours by, the Corporation. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. Shares of Series C Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and shall not be reissued. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender the certificate(s) representing the Series C Preferred Stock to the Corporation until all shares of Series C Preferred Stock represented by such certificate(s) have been converted in full, in which case the Holder shall surrender such certificate(s) to the Corporation for cancellation within two (2) Trading Days of the date the final Notice of Conversion is delivered to the Corporation. Execution and delivery of a Notice of Conversion with respect to a partial conversion shall have the same effect as cancellation of the original certificate(s) representing such shares of Series C Preferred Stock and issuance of a certificate representing such remaining shares of Series C Preferred Stock. In accordance with the preceding sentence, upon the written request of the Holder and the surrender of certificate(s) representing Series C Preferred Stock, the Corporation shall, within three (3) Trading Days of such request, deliver to the Holder certificate(s) (as specified by the Holder in such request) representing such remaining Series C Preferred Stock.
b)Conversion Ratio. The "Conversion Ratio" for each share of Series C Preferred Stock shall be equal to the Stated Value divided by the Conversion Price.
c)Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion of the Series C Preferred Stock, and a Holder shall not have the right to convert any portion of the Series C Preferred Stock, to the extent that, after giving effect to an attempted conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder's Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission, including any "group" of which the Holder is a member) would beneficially own a number of shares of

Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock subject to the Notice of Conversion with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series C Preferred Stock beneficially owned by such Holder or any of its Affiliates, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including any warrants) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, a determination as to any "group" status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation's most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Corporation that is filed with the Commission or (C) a more recent notice by the Corporation or the Corporation's transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. Upon the written request of a Holder (which may be via electronic mail), the Corporation shall within two (2) Trading Days thereof, confirm in writing via electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including Series C Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was last publicly reported. The "Beneficial Ownership Limitation" shall be 9.98% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series C Preferred Stock held by the applicable Holder.
d)    Mechanics of Conversion
i.    Delivery of Certificate or Electronic Issuance Upon Conversion. Not later than the earlier of two (2) Trading Days and the number of Trading Days constituting the Standard Settlement Period after the applicable Conversion Date (such earlier date, the "Share Delivery Date"), the Corporation shall (a) deliver, or cause to be delivered, to the converting Holder a certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Series C Preferred Stock or (b) in the case of a DWAC Delivery, electronically transfer such Conversion Shares by crediting the account of the Holder's prime broker with DTC through its DWAC system. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Notice of Conversion by written notice to the Corporation at any time on or before its receipt of such certificate or certificates for Conversion Shares or electronic receipt of such shares, as applicable, in which event the Corporation shall promptly return to such Holder any original Series C Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any Common Stock certificates or otherwise direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Series C Preferred Stock unsuccessfully tendered for conversion to the Corporation; provided that the liquidated damages described in Section 6(d)(ii) shall be payable through the date such notice of rescission is given to the Corporation.
ii.    Obligation Absolute; Partial Liquidated Damages. Subject to Section 6(c)
hereof and subject to Holder's right to rescind a Notice of Conversion pursuant to Section 6(d)(i) above, the Corporation's obligation to issue and deliver the Conversion Shares upon conversion of Series C Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares. Subject to Section 6(c) hereof and subject to Holder's right to rescind a Notice of Conversion pursuant to Section 6(d)(i) above, in the event a Holder shall elect to convert any or all of its Series C Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series C Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the value of the Conversion Shares into which would be converted the Series C Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall, subject to Section 6(c) hereof and subject to Holder's right to rescind a Notice of Conversion pursuant to Section 6(d) (i) above, issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such certificate or certificates, or electronically deliver such shares in the case of a DWAC Delivery, pursuant to Section 6(d)(i) on or prior to the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, an amount equal to the product of (x) the number of Conversion Shares issuable by the Corporation on such Share Delivery Date, (y) an amount equal to the Daily Failure Amount and (z) the number of Trading Days after the Share Delivery Date that such certificates have not been delivered, or, in the case of a DWAC Delivery, such shares have not been electronically delivered. Any such amount shall be paid on or before the fifth (5th) Trading Day of each month following a month in which such amount accrued. Nothing herein shall limit a Holder's right to pursue actual damages for the Corporation's failure to deliver Conversion Shares within the period specified herein, and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.
iii. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to a Holder the applicable certificate or certificates or to effect a DWAC Delivery, as applicable, by the Share Delivery Date pursuant to Section 6(d)(i) (other than a failure caused by incorrect or incomplete information provided by Holder to the Corporation), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "Buy-In"), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder's total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series C Preferred Stock equal to the number of shares of Series C Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series C Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice within five (5) Trading Days after the occurrence of a Buy-In indicating the amounts payable to such Holder in respect of the Buy-In together with applicable confirmations and any other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series C Preferred Stock as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) require the reissuance of the shares of Series C Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(i).
iv.Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series C Preferred Stock and payment of dividends on the Series C Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series C Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7 and without regard to the Beneficial Ownership Limitation) upon the conversion of all outstanding shares of Series C Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.
v.Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series C Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to receive upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.
vi.Transfer Taxes. The issuance of certificates for shares of the Common Stock upon conversion of the Series C Preferred Stock shall be made without charge to any Holder for any stamp, court or documentary, intangible, filing or similar taxes that may be payable in respect of the issuance or delivery of such certificates; provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered Holder(s) of such shares of Series C Preferred Stock and the Corporation shall not be required to issue or deliver such certificates in a name other than that of the registered Holder(s) unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of the applicable transfer tax (if any) or shall have established to the satisfaction of the Corporation that the applicable transfer tax (if any) has been paid.
vii.Status as Stockholder. Effective as of the delivery by the Holder of the Notice of Conversion by the Holder by facsimile or electronic mail, as provided herein, subject to Section 6(c) hereof, (A) the shares of Series C Preferred Stock being converted shall be deemed converted into shares of Common Stock, (B) the Holder shall be deemed the Holder or record of such applicable Conversion Shares, and (C) the Holder's rights as a Holder of such converted shares of Series C Preferred Stock shall cease and terminate, excepting only the right to receive certificates evidencing such shares of Common Stock, or electronic delivery of such shares in the case of DWAC Delivery, and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the Holder shall retain all of its rights and remedies for the Corporation's failure to convert Series C Preferred Stock.
Section 7. Certain Adjustments.
a)Stock Dividends and Stock Splits. If the Corporation, at any time while this Series C Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Series C Preferred Stock); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock (or in the event that clause (D) of this Section 7(a) shall apply, shares of reclassified capital stock), outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
b)Fundamental Transaction. If, at any time while this Series C Preferred Stock is outstanding, (i) the Corporation, directly or indirectly in one or more related transactions, effects any merger or consolidation of the Corporation with or into another Person (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock outstanding immediately prior to the merger or consolidation is not exchanged for or converted into other securities, cash or other property), (ii) the Corporation, directly or indirectly in one or more related transactions, effects any sale of all or substantially all of its assets in one transaction or a series of related transactions and distributes the proceeds thereof to its stockholders, (iii) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Corporation, directly or indirectly in one or more related transactions, effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 7(a) above) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then, upon any subsequent conversion of shares of Series C Preferred Stock, the Holders shall have the right to elect to receive in lieu of Conversion Shares, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to the Beneficial Ownership Limitation), the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate

Consideration"). For purposes of any such conversion, the determination of the Conversion Ratio shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall adjust the Conversion Ratio in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series C Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction (or any direct or indirect parent entity thereof in the event the Corporation or surviving entity is a direct or indirect wholly-owned subsidiary of another entity as a result of the Fundamental Transaction) shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders' right to convert such preferred stock into Alternate Consideration. The Corporation shall not have the power to enter into any agreement to which the Corporation or any of its Affiliates is a party and pursuant to which a Fundamental Transaction is effected unless such agreement shall include terms requiring any such successor or surviving entity (or any direct or indirect parent thereof in the event the Corporation or the surviving entity is a direct or indirect wholly-owned subsidiary of another entity as a result of the Fundamental Transaction) to comply with the provisions of this Section 7(b) and insuring that the Series C Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. For the avoidance of doubt, the provisions of this Section 7(b) shall apply to any Fundamental Transaction regardless of whether such Fundamental Transaction also constitutes a Deemed Liquidation Transaction (unless and until the holders receive the full Series C Liquidation Preference Amount in respect of all of the outstanding shares of Series C Preferred Stock) and shall not affect the Holders rights under Section 5(b) in respect of any Deemed Liquidation Transaction; provided, however, that in the event of a Deemed Liquidation Transaction that is an Asset Disposition referred to in Section 5(c)(i)(B) and some but not all of the shares of Series C Preferred Stock have been redeemed, the adjustment set forth in this Section 7(b) shall apply only to the shares of Series C Preferred Stock that remain outstanding and entitled to convert as provided in this Section 7(b).
c)Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.
d)Notice to the Holders.
i.    Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.        Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation or any Deemed Liquidation Transaction, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series C Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants or Deemed Liquidation Transaction, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange or Deemed Liquidation Transaction is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. Without limiting any other rights of the Holder hereunder, the Holder is entitled to convert this Series C Preferred Stock (or any part hereof) during the period commencing on the date of such notice through the effective date of the event triggering such notice.
Section 8. Miscellaneous.
a)    Notice. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by electronic mail (rick.eiswirth@alimerasciences.com), or sent by a nationally recognized overnight courier service, addressed to the Corporation, at its principal place of business, to the attention of the Chief Financial Officer and Chief Operating Officer of the Corporation, or such other electronic mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by confirmed electronic mail or facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the electronic mail address, facsimile number or address of such Holder appearing on the books of the

Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time and date of transmission, if such notice or communication is delivered via electronic mail to the e-mail address specified in this Section 8 prior to 4:00 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via email to the email address specified in this Section 8 between 4:00 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.
b)Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages on the shares of Series C Preferred Stock at the time, place and rate, and in the coin or currency, herein prescribed.
c)Lost or Mutilated Series C Preferred Stock Certificate. If a Holder's Series C Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series C Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.
d)Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing.
e)Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein (other than Section 6(c) which cannot be waived by the Holders) and any right of the Holders of Series C Preferred Stock granted hereunder may be waived as to all shares of Series C Preferred Stock (and the Holders thereof) upon the written consent of the Holders of not less than a majority of the shares of Series C Preferred Stock then outstanding, unless a higher percentage is required by the DGCL, in which case the written consent of the Holders of not less than such higher percentage shall be required.
f)Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.
g)Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.
h)Status of Converted Series C Preferred Stock. If any shares of Series C Preferred Stock shall be converted or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series C Preferred Stock.
i)Determinations Made by Investment Bank or Accountants. In the case of an inability of the Corporation and the holders of a majority of outstanding shares of Series C Preferred Stock to reach a mutual determination of the Series C Liquidation Preference Amount, the value of any securities or other consideration for purposes hereof or the arithmetic calculation of the Conversion Price, the Corporation or the Holders of a majority of the then outstanding Series C Preferred Stock shall submit to the other their determinations or arithmetic calculations via electronic transmission within two (2) Trading Days of receipt, or deemed receipt, of any notice or other event giving rise to such dispute, as the case may be. If such Holder(s) and the Corporation are unable to agree upon such determination or calculation within two (2) Trading Days after the submission of such disputed determination or arithmetic calculation, then the Corporation shall, within two (2) Trading Days thereafter, submit via electronic transmission (i) the determination of the value of securities or other consideration to an independent, reputable investment bank selected by the Corporation and approved by such Holder(s), which approval shall not be unreasonably withheld, or (ii) the disputed arithmetic calculation, to an independent, reputable registered public accounting firm selected by the Corporation and approved by such Holder(s), which approval shall not be unreasonably withheld. The investment bank or the accountants, as the case may be, shall perform the determinations or calculations and notify the Corporation and such Holder(s) of the results no later than five (5) Trading Days from the time it receives from the Corporation and such Holder(s) their respective determinations or calculations. Such investment bank's or accountants' determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. Notwithstanding the foregoing, in the event of an inability of the Corporation and the holders of a majority of outstanding shares of Series C Preferred Stock to reach a mutual determination as to the Conversion Price as contemplated by a Notice of Conversion, if requested by a Holder submitting such Notice of Conversion, the Corporation shall issue to such Holder the Conversion Shares, if any, that are not in dispute in accordance with the terms hereof. For the avoidance of doubt, any determinations made by the investment bank or accountants, as the case may be, pursuant to this Section 8(i) shall be deemed to be "facts ascertainable" outside of this Certificate of Designation within the meaning of

Sections 102(d) and 151(a) of the DGCL, and shall not be deemed to be a determination in or relating to arbitration or made by an arbitrator.
j)    Benefit of Holders. The provisions of this Certificate of Designation are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.
*********************

RESOLVED, FURTHER, that the chief executive officer, the president, the chief financial officer or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation in accordance with the foregoing resolution and the provisions of Delaware law.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 4th day of September, 2018.

/s/ C. Daniel Myers
Name: C. Daniel Myers
Title: Chief Executive Officer
[Alimera Sciences Series C Certificate of Designation]

ANNEX A
NOTICE OF CONVERSION
(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF
SERIES C PREFERRED STOCK)
The undersigned Holder hereby irrevocably elects to convert the number of shares of Series C
Convertible Preferred Stock indicated below, represented by stock certificate No(s).     , into
shares of common stock, par value $0.01 per share (the "Common Stock"), of Alimera Sciences, Inc., a Delaware corporation (the "Corporation"), as of the date written below. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the "Certificate of Designation") filed by the Corporation on     , 2018.
The number of shares of Common Stock beneficially owned by the undersigned Holder (together with such Holder's Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission, including any "group" of which the Holder is a member), including the number of shares of Common. Stock issuable upon conversion of the Series C Preferred Stock subject to this Notice of Conversion, but excluding the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series C Preferred Stock beneficially owned by such Holder or any of its Affiliates, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Affiliates that are subject to a limitation on conversion or exercise similar to the limitation contained in Section 6(c) of the Certificate of Designation, will not exceed the Beneficial Ownership Limitation . For purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, "group" has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission. Conversion calculations:
Date to Effect Conversion:
Number of shares of Series C Preferred Stock owned prior to Conversion:
Number of shares of Series C Preferred Stock to be Converted:
Number of shares of Common Stock to be Issued:
Address for Delivery:

or
for DWAC Delivery:
DWAC Instructions:
Broker no:
Account no:
[HOLDER]
By:
Name:
Title:

State of Delaware Secretary of State Division of Corporations Delivered 05:09 PM 09/04/2018 FILED 05:09 PM 09/04/2018 SR 20186491123 - File Number 3666427	CERTIFICATE OF ELIMINATION OF SERIES B CONVERTIBLE PREFERRED STOCK OF ALIMERA SCIENCES, INC.

(Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware)
Alimera Sciences, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), certifies as follows:
FIRST:     That, pursuant to Section 151 of the General Corporation Law of the State of Delaware (the "DGCL") and authority granted in the Amended and Restated Certificate of Incorporation of the Corporation, as theretofore amended, the Board of Directors of the Corporation, by resolution duly adopted, authorized the issuance of a series of 8,417 shares of Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), and established the voting powers, designations, preferences, and relative, participating, and other rights, and the qualifications, limitations, and restrictions thereof, and, on December 12, 2014, a Certificate of Designation with respect to such Series B Preferred Stock was filed in the Office of the Secretary of State of the State of Delaware (the "Certificate of Designation").
SECOND:     That no shares of the Series B Preferred Stock are outstanding, and no shares thereof will be issued subject to the Certificate of Designation.
THIRD: Pursuant to the provisions of Section 151(g) of the DGCL, the
Board of Directors of the Corporation adopted the following resolutions:
RESOLVED, that none of the authorized shares of Series B Preferred Stock are outstanding and no shares of such series hereafter will be issued; and
RESOLVED FURTHER, that Chief Executive Officer, the President and Chief Financial Officer and the General Counsel and Secretary of the Corporation (the "Authorized Officers"), or any of them, is authorized and directed to execute a Certificate of Elimination as provided by Section 151(g) of the DGCL in accordance with Section 103 of the DGCL, substantially in the form attached hereto as Exhibit A, with such non-substantive changes therein as the Authorized Officer executing the same may approve and as are permitted by the DGCL to be made by such Authorized Officer, such approval to be conclusively evidenced by such officer's execution of such Certificate of Elimination, and to file the same forthwith in the Office of the Secretary of State of the State of Delaware, and when such Certificate of Elimination becomes effective, all references to the Series B Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended, shall be eliminated and the shares that were designated to such series shall resume the status of authorized and unissued shares of Preferred Stock of the Corporation, without designation as to series.

FOURTH:     Pursuant to the provisions of Section 151G) of the DGCL, all references to the Series B Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation. as heretofore amended, hereby are eliminated, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the Preferred Stock of the Corporation, without designation as to series.
IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officer this 4th day of September, 2018.
ALIMERA SCIENCES, INC.
By: /s/ C. Daniel Myers
Name: C. Daniel Myers
Title: Chief Executive Officer

[Alimera Sciences Series B Certificate of Elimination]

2

CERTIFICATE OF AMENDMENT TO THE
RESTATED CERTIFICATE OF INCORPORATION OF
ALIMERA SCIENCES, INC.

Alimera Sciences, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”), DOES HEREBY CERTIFY:

First: The name of the Corporation is Alimera Sciences, Inc.

Second: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is June 4, 2003, under the name of Alimera Sciences, Inc.

Third: That Article IV of the Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), is hereby amended by deleting the first paragraph of Article IV in its entirety and inserting the following in lieu thereof:
The Corporation is authorized to issue two classes of stock to be designated common stock (“Common Stock”) and preferred stock (“Preferred Stock”). The number of shares of Common Stock authorized to be issued is one hundred fifty million (150,000,000), par value $0.01 per share, and the number of shares of Preferred Stock authorized to be issued is ten million (10,000,000), par value $0.01 per share. Effective upon this Certificate of Amendment to the Restated Certificate of Incorporation becoming effective pursuant to the General Corporation Law (the “Effective Time”), the shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time (the “pre-Reverse Split Common Stock”) shall be reclassified into a different number of shares of Common Stock (the “post-Reverse Split Common Stock”) such that each five (5) to thirty (30) shares of pre-Reverse Split Common Stock shall, at the Effective Time, be automatically reclassified into one share of post-Reverse Split Common Stock, the exact ratio within the foregoing range to be determined by the Board of Directors before the Effective Time and publicly announced by the Corporation (such reclassification and combination of shares, the “Reverse Split”). The par value of the Common Stock following the Reverse Split shall remain at $0.01 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Corporation of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-

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Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Corporation’s Common Stock (as adjusted to give effect to the Reverse Split) on The Nasdaq Global Market during regular trading hours for the five (5) consecutive trading days immediately preceding the date this Certificate of Amendment to Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above). Each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall be entitled to receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above, provided that the Corporation may request such stockholder to exchange such stockholder’s certificate or certificates that represented shares of pre-Reverse Split Common Stock for shares held in book-entry form through the Depository Trust Company’s Direct Registration System representing the appropriate number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate or certificates shall have been combined. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

Fourth: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fifth: That this Certificate of Amendment to the Restated Certificate of Incorporation shall be effective as of 5:01 p.m. New York City time on the 14th day of November, 2019.

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IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this 14th day of November 2019.

ALIMERA SCIENCES, INC.

By: /s/ Richard S. Eiswirth, Jr.
Richard S. Eiswirth, Jr.
President and Chief Executive Officer

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